Exhibit 10.32

FIRST AMENDMENT TO CREDIT AGREEMENT

THIS FIRST AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is made and entered into as of March 1, 2011, by and among MARCHEX, INC., a Delaware corporation (“Borrower”), the several banks and other financial institutions or entities from time to time parties to this Agreement (“Lenders”), and U.S. BANK NATIONAL ASSOCIATION, as administrative agent (“Administrative Agent”).

RECITALS

A.     On or about April 1, 2008, Borrower, Lenders and Administrative Agent entered into that certain Credit Agreement (together with all amendments, supplements, exhibits, and modifications thereto, the “Credit Agreement”) whereby Lenders agreed to make available to Borrower the credit facilities described therein.

B.     Borrower has requested Lenders to (1) extend the maturity date of the Revolving Loans (as defined in the Credit Agreement), and (2) modify certain other provisions of the Credit Agreement. The purpose of this Amendment is to set forth the terms and conditions upon which Lenders will grant Borrower’s requests.

NOW, THEREFORE, in consideration of the mutual covenants and conditions set forth herein, the parties agree as follows:

ARTICLE I.         AMENDMENT

The Credit Agreement and all of the other Loan Documents are each hereby amended as set forth herein. Except as specifically provided for herein, all of the terms and conditions of the Credit Agreement and each of the other Loan Documents shall remain in full force and effect throughout the terms of the loans described therein, as well as any extensions or renewals thereof.

ARTICLE II.         DEFINITIONS; MODIFICATIONS

As used herein, capitalized terms shall have the meanings given to them in the Credit Agreement, except as otherwise defined herein, or as the context otherwise requires. Section 1.1 of the Credit Agreement is hereby amended to add or modify (as the case may be) the following defined terms:

“Change” means (a) any change after the date of this Agreement in the Risk-Based Capital Guidelines or (b) any adoption of or change in any other law, governmental or quasi-governmental rule, regulation, policy, guideline, interpretation, or directive (whether or not having the force of law) or in the interpretation, promulgation, implementation or administration thereof after the date of this Agreement which affects the amount of capital required or expected to be maintained by any Lender or Issuing Lender or any corporation controlling any Lender or Issuing Lender. Notwithstanding the foregoing, for purposes of this Agreement, all requests, rules, guidelines or directives in connection with the Dodd-Frank Wall Street Reform and Consumer Protection Act shall be deemed to be a Change regardless of the date enacted, adopted or issued and all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Regulations and Supervisory Practices (or any successor or similar authority) or the United States financial regulatory authorities shall be deemed to be a Change regardless of the date adopted, issued, promulgated or implemented.

“Revolving Termination Date” means the earlier of (a) April 1, 2014 or (b) the date that all Obligations are paid in full and the Revolving Commitments are terminated.

“Risk-Based Capital Guidelines” means (a) the risk-based capital guidelines in effect in the United States on the date of this Agreement, including transition rules, and (b) the corresponding capital regulations promulgated by regulatory authorities outside the United States including transition rules, and any amendments to such regulations adopted prior to the date of this Agreement.

ARTICLE III.         MODIFICATIONS TO CREDIT AGREEMENT

3.1	Pricing Grid

The pricing grid appearing immediately below the defined term “Applicable Margin” in Section 1.1 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

Pricing Level	Consolidated Leverage Ratio	Applicable Margin	Unused Commitment Fee Rate

1	≤ 2.00:1.00	1.25%	0.25%

2	> 2.00:1.00 and ≤ 2.50:1.00	1.50%	0.30%

3	> 2.50:1.00	1.75%	0.35%

3.2	Requirements of Law

Section 4.10(a) and (b) of the Credit Agreement are hereby deleted in their entirety and replaced with the following:

(a)     If, on or after the date of this Agreement, the adoption of any law or any governmental or quasi-governmental rule, regulation, policy, guideline or directive (whether or not having the force of law), or any change in the interpretation, promulgation, implementation or administration thereof by any governmental or quasi-governmental authority, central bank or comparable agency charged with the interpretation or administration thereof including, notwithstanding the foregoing, all requests, rules, guidelines or directives in connection with Dodd-Frank Wall Street Reform and Consumer Protection Act regardless of the date enacted, adopted or issued, or compliance by any Lender or Issuing Lender with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency:

(i)     subjects any Lender or Issuing Lender to any taxes, or changes the basis of taxation of payments (other than net income taxes and franchise taxes (imposed in lieu of net income taxes)) to any Lender or Issuing Lender in respect of the Revolving Loans, Letter of Credit or participations therein; or

(ii)     imposes or increases or deems applicable any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or Issuing Lender (other than reserves and assessments taken into account in determining the interest rate applicable to the Revolving Loans or Letters of Credit); or

(iii)     imposes any other condition the result of which is to increase the cost to any Lender or Issuing Lender of making, funding or maintaining the Revolving Facility, or reduces any amount receivable by any Lender or Issuing Lender in connection with any of the Revolving Loans or Letters of Credit, or requires any Lender or Issuing Lender to make any payment calculated by reference to the amount of any of the Revolving Loan or Letters of Credit by an amount deemed material by such Lender or Issuing Lender;

and the result of any of the foregoing is to increase, by an amount that the Lender or Issuing Lender agrees is material, the cost to such Lender or Issuing Lender of making or maintaining any Revolving Loan or issuing or participating in any Letter of Credit, as the case may be, or to reduce, by an amount that the Lender or Issuing Lender agrees is material, the return received by such Lender or Issuing Lender in connection therewith, then, within 15 days of demand by such Lender or Issuing Lender, Borrower shall pay such Lender or Issuing Lender such additional amount or amounts as will compensate such Lender or Issuing Lender for such increased cost or reduction in amount received. If any Lender or Issuing Lender becomes entitled to claim any additional amounts pursuant to this paragraph, it shall promptly notify Borrower (with a copy to Administrative Agent) of the event by reason of which it has become so entitled.

(b)     If a Lender or Issuing Lender determines the amount of capital required or expected to be maintained by such Lender or Issuing Lender or any corporation controlling such Lender or Issuing Lender is increased as a result of a Change, then, within 15 days of demand by such Lender or Issuing Lender, Borrower shall pay such Lender or Issuing Lender the amount necessary to compensate for any shortfall in the rate of return on the portion of such increased capital which such Lender or Issuing Lender reasonably determines is attributable to this Agreement, its outstanding credit exposure or its commitment under the Revolving Facility (after taking into account such Lender’s or Issuing Lender’s policies as to capital adequacy).

ARTICLE IV.         CONDITIONS PRECEDENT

The modifications set forth in this Amendment shall not be effective unless and until the following conditions have been fulfilled to Administrative Agent’s satisfaction:

(a)     Administrative Agent shall have received this Amendment, duly executed and delivered by the parties hereto and duly acknowledged by each Guarantor.

(b)     All representations and warranties of Borrower contained in the Credit Agreement and the other Loan Documents or otherwise made in writing in connection therewith or herewith shall be true and correct and in all material respects have the same effect as though such representations and warranties had been made on and as of the date of this Amendment (other than those representations and warranties that relate to a specific prior date, in which case such representations and warranties shall be true and correct in all material respects as of such specific prior date).

ARTICLE V.         GENERAL PROVISIONS

5.1	Representations and Warranties

Borrower hereby represents and warrants to Administrative Agent that as of the date of this Amendment there exists no Default or Event of Default. All representations and warranties of Borrower contained in the Credit Agreement and the other Loan Documents, or otherwise made in writing in connection therewith, are true and correct as of the date of this Amendment (other than those representations and warranties that relate to a specific prior date, in which case such representations and warranties shall be true and correct in all material respects as of such specific prior date). Borrower acknowledges and agrees that all of Borrower’s Indebtedness to Lenders is payable without offset, defense, or counterclaim.

5.2	Security

All Loan Documents evidencing Lenders’ security interest in the Collateral shall remain in full force and effect without change in priority, and shall secure the payment and performance of the Loans, as amended herein, and any other Indebtedness owing from Borrower to Lenders.

5.3	Guaranty

The parties hereto agree that all guaranties guaranteeing repayment of the Revolving Loans and all of Borrower’s obligations to Administrative Agent, Lenders and Issuing Lender under the Revolving Facility, as amended by this Amendment, remain in full force and effect and are enforceable without defense, offset, or counterclaim.

5.4	Payment of Expenses

Borrower shall pay on demand all costs and expenses of Administrative Agent incurred in connection with the preparation, negotiation, execution, and delivery of this Amendment, including, without limitation, reasonable attorneys’ fees incurred by Administrative Agent.

5.5	Survival of Credit Agreement

The terms and conditions of the Credit Agreement and each of the other Loan Documents shall survive until all of Borrower’s obligations under the Credit Agreement are satisfied in full.

5.6	Counterparts

This Amendment may be executed in one or more counterparts, each of which shall constitute an original agreement, but all of which together shall constitute one and the same agreement.

5.7	Statutory Notice

ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT, OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed by their respective duly authorized signatories as of the date first above written.

MARCHEX, INC., a Delaware corporation

By:	/s/ Michael A. Arends
Michael A. Arends, Chief Financial Officer

U.S. BANK NATIONAL ASSOCIATION, as Administrative Agent, Issuing Lender and a Lender

By:	/s/ Robert M. Ingram, III
Name: Robert M. Ingram, III
Title: Senior Vice President